SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 22, 2004
                                                         --------------


                                BIOENVISION, INC.
                                -----------------
             (Exact Name of Registrant as specified in its charter)


       Delaware                         000-24875               13-4025857
       --------                         ---------               ----------
(State or other jurisdiction        (Commission File           (IRS Employer
   of incorporation)                     Number)            Identification No.)


             509 Madison Avenue, Suite 404, New York, New York 10022
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 750-6700
                                 --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

        On March 22, 2004, Bioenvision, Inc., a Delaware corporation (the "Company"), entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") with certain existing and new institutional investors (the "Investors"), pursuant to which the Company issued and sold 2,044,514 shares of the Company's common stock, par value $0.001 per share, at a per share purchase price of $6.25, together with warrants to purchase 408,903 shares of common stock, at an exercise price of $7.50 per share. Further, the Company issued warrants to purchase 204,452 shares of common stock, at an exercise price of $6.25 per share, to SCO Securities LLC, its exclusive financial advisor in connection with this financing. The Purchase Agreement is attached hereto as
Exhibit 4.1.

        On March 22, 2004, the Company entered into a Registration Rights Agreement with the Investors and SCO Securities LLC, a Delaware limited liability company, as placement agent (the "Registration Rights Agreement"), pursuant to which the Company shall prepare and file with the Securities and Exchange Commission one registration statement covering the resale of the securities issued and sold in the Purchase Agreement as well as such indeterminate number of additional shares of the Company's common stock resulting from stock splits, stock dividends or similar transactions with respect to such securities. The Registration Rights Agreement is attached hereto as Exhibit 4.2.

        On March 22, 2004, the Company issued to the Investors warrants to purchase one-fifth of a share of common stock at an exercise price of $7.50 per share. The form of warrant is attached hereto as Exhibit 4.3.

        On March 23, 2004, the Company issued a press release announcing that it had raised $12.8 million through the sale to Investors of approximately 2 million shares of common stock as well as warrants to purchase approximately 400,000 shares of additional common stock, excluding warrants to SCO Securities LLC for acting in its capacity as exclusive financial advisor to the Company. A copy of the press release is attached hereto as Exhibit 99.1.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BIOENVISION, INC.

March 24, 2004
                                       By:   /s/ David P. Luci
                                           -----------------------------------
                                          David P. Luci
                                          Director of Finance, General Counsel
                                          and Corporate Secretary

                                  Exhibit Index
                                  -------------


       Exhibit No.                             Exhibit
       -----------                             -------


           4.1 Common Stock and Warrant Purchase Agreement, dated as of March 22, 2004, by and among Bioenvision, Inc. (the "Company") and the Investors set forth on Schedule I thereto (the "Investors").

           4.2 Registration Rights Agreement, dated as of March 22, 2004, by and among the Company, the Investors and SCO Securities LLC.

           4.3               Form of Warrant

           99.1 Press Release, dated March 23, 2004, announcing the issuance and sale of common stock and warrants to the Investors.